Exhibit 4.8

                            VALMONT INDUSTRIES, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

               This Certificate is transferable in Omaha, Nebraska

COMMON STOCK
See Reverse For Certain Definitions
                                                               CUSIP 920253 10 1



This Certifies that

is the owner of

fully paid and non-assessable shares, of the common stock of the par value of One Dollar ($1.00) per share of Valmont Industries, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Certificate of Incorporation of the Corporation and all amendments thereto (copies of which are on file with the Transfer Agent) to all of which provisions each holder hereof by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by Registrar.

         In Witness Whereof the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and a facsimile of its corporate seal to be hereunto affixed.

Dated


        Secretary                         Chairman and Chief Executive Officer
                           Countersigned and registered:
                           First National Bank of Omaha (Omaha, Nebraska) Transfer Agent and Registrar,

                           By
                                    Authorized Officer

[Graphic Material consisting of the corporate seal]

                            VALMONT INDUSTRIES, INC.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -         as tenants in common
         TEN ENT -         as tenants by the entireties
         JT TEN -          as joint tenants with right of
                           survivorship and not as tenants
                           in common
         UNIF GIFT MIN ACT -        __________ Custodian __________
                                      (Cust)               (Minor)
                           under Uniform Gifts to Minors
                           Act __________________________
                                    (State)

         Additional abbreviations may also be used though not in the above list.
--------------------------------------------------------------------------------



     For value received __________________ hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee __________
________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated   ______________________________

        ______________________________

NOTICE: The signature to this assignment must correspond to the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.


Signature(s) guaranteed:

__________________________________
The Signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with memberships in an approved signature medallion program) pursuant to S.E.C. Rule 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Valmont Industries, Inc. and First National Bank of Omaha, as Rights Agent, dated as of December 19, 1995, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Valmont Industries, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Valmont Industries, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to Acquiring Persons (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.